Inforte Corp. Announces 2006 and Fourth Quarter Results; Appointment of COO and CFO

CHICAGO, January 31, 2007 /PRNewswire-FirstCall/ — Inforte Corp. (Nasdaq: INFT) announced today that revenue for the quarter ending December 31, 2006 was $10.7 million. Net revenue, which is revenue less reimbursements, was $10.0 million, above the high end of guidance of $9.8 million. Revenue for 2006 was $43.3 million and net revenue was $39.7 million, a 5 percent increase over 2005.

Stephen Mack, Inforte’s chief executive officer and president, commented, “In 2006 we returned to revenue growth; in particular we are pleased with our SAP practice which grew more than 50 percent from last year. The fourth quarter marked the first quarter that revenue from SAP was more than 50 percent of the total company revenue.”

We are also announcing that effective February 1, 2007, Inforte’s current chief financial officer Nick Heyes will become Inforte’s president and chief operating officer.  Nick joined Inforte in 1999 as the executive vice president of consulting. He has 19 years of experience in the management consulting industry and performed in a number of senior consulting and operations roles before becoming Inforte’s chief financial officer in 2003.

Stephen Mack further commented, “Nick will give us an intense focus on operational excellence and the execution of our strategy, both of which are paramount in 2007.”

Nick will be replaced as chief financial officer by Bill Nurthen, who currently serves as Inforte’s treasurer and vice president of finance. Bill joined Inforte in 1999 and has been instrumental in building many of the firm’s financial processes and completing its two acquisitions.

Nick Heyes, stated, “I am extremely pleased to be announcing Bill’s promotion. He deserves this opportunity and recognition and I am confident that he will do a great job. I look forward to continuing to work closely with Bill in his new role.”

As of December 31, 2006, Inforte made some significant decisions regarding Provansis LLC, a joint venture formed in 2005 of which Inforte owns 19 percent. The determination was made that Inforte’s equity investment in Provansis LLC and loan to Provansis LLC are impaired. The following actions have been taken:

•	During the quarter Provansis LLC impaired a significant intangible asset; Inforte recorded its 19 percent share of this loss which was approximately $1.4 million.
•	After recording the loss related to the intangible asset, the remaining Provansis LLC equity investment of approximately $150,000 was written off.
•	A provision of $2.2 million was made for a loss on the note receivable from Provansis LLC. The tax impact of this provision was $800,000.

We reviewed our foreign tax assets and as a result of the Provansis related write-offs and other non-recurring items in the last three years which have driven overall tax losses, we have booked a valuation allowance of $1.1 million against the foreign tax assets.

There was no cash impact from any of these actions. The total non-cash expense associated with all of these actions was $5.7 million. Non-GAAP financials for the fourth quarter and 2006 are presented excluding this expense. Non-GAAP financials for 2005 exclude the expense of a capital restructuring in the first quarter of 2005.

Actual results for the quarter ending December 31, 2006, and fourth quarter financial highlights, are as follows:

•	Net revenue for the fourth quarter was $10.0 million, representing year-over-year growth of 4 percent.
•	SAP net revenue grew 22 percent sequentially, increasing from $4.4 million in the third quarter to $5.3 million in the fourth quarter.
•	Cash flow from operations was $709,000, continuing a trend of positive cash flow from operations over the last seven quarters.
•	As of December 31, 2006, cash and marketable securities were $30.2 million, an increase from $29.6 million at the end of the third quarter.
•	Diluted earnings per share (EPS) were negative 40 cents. Non-GAAP EPS were 1 cent which is within the guidance range.
•	Net loss for the quarter was $4.6 million. Non-GAAP net income was $80,000.
•	Days sales outstanding were 55, down from 61 in the fourth quarter last year.
•	At the end of the quarter there were 253 employees, of which 207 were billable. This compares to 258 total employees last quarter, of which 210 were billable.
•	Consultant utilization was 69 percent, the same as last quarter.
•	Annualized quarterly net revenue per consultant and net revenue per employee were $202,000 and $166,000 respectively.

•	There were 11,892,091 actual shares outstanding as of December 31, 2006.

Actual earnings results for the full year ending December 31, 2006, and financial highlights for fiscal year 2006, are as follows:

•	Revenue was $43.3 million compared to $41.6 million in 2005.
•	Net revenue was $39.7 million compared to $37.7 million in 2005, a 5 percent increase.
•	SAP revenue was $17.5 million up from $11.6 million in 2005, a 51 percent increase.
•	Customer analytics revenue was $3.9 million, a four-fold increase over 2005
•	Cash flow from operations was $2.4 million compared to $1.9 million in 2005. In addition cash flow from operations was significantly greater than non-GAAP earnings before interest, tax, depreciation and amortization of $1.4 million.
•	Net loss for the year was $3.6 million, compared to income of $536,000 in 2005.
•	Non-GAAP net income was $1.1 million for 2006 and compares to $1.3 million in 2005.
•	EPS was negative 31 cents in the year and compares to 5 cents in 2005.
•	On a non-GAAP basis EPS was 10 cents and compares to 12 cents in 2005.
•	Consultant utilization was 68 percent, compared to 65 percent in 2005.
•	Annualized quarterly net revenue per consultant and net revenue per employee were $211,000 and $171,000 respectively, the same as 2005.

Net revenue guidance for the first quarter of 2007 is set at a range of $8.8 million to $9.8 million and EPS guidance is set at a range of negative 7 cents to zero cents.

Non-GAAP supplemental information is provided to enhance the understanding of Inforte’s financial performance and is reconciled to Inforte’s GAAP information in the accompanying tables at the end of this press release. Inforte presents the non-GAAP financial measures to complement results provided in accordance with GAAP, as management believes these measures help illustrate underlying trends in our business and facilitate comparisons between quarters and years. Management uses these measures to establish budgets and operational goals that are communicated internally and externally, to manage our business and evaluate its performance, and to assess compensation for executives.

The non-GAAP supplemental information excludes the costs of a capital restructuring during the first quarter of 2005, which included an exchange of outstanding options for cash and restricted stock and the granting of additional common stock. It also excludes the costs of the write-off of the Provansis LLC intangible asset and investment and the provision taken on the loan in the fourth quarter of 2006. It also excludes the tax expense associated with provision on the loan and a valuation allowance against foreign tax credits. See footnote 1 to the Non-GAAP Supplemental Information and Inforte’s SEC filings for more detail on the capital restructuring, footnote 2 to the Non-GAAP Supplemental Information for more detail on the Provansis LLC write-off and footnote 3 to the Non-GAAP Supplemental Information for more detail on the tax valuation allowances.

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from forward-looking results for a number of reasons, including, but not limited to, Inforte’s ability to: (i) effectively forecast demand and profitably match resources with demand; (ii) attract and retain clients and satisfy our clients’ expectations; (iii) recruit and retain qualified professionals; (iv) accurately estimate the time and resources necessary for the delivery of our services; (v) build and maintain marketing relationships with leading software vendors while occasionally competing with their professional services organizations; (vi) compete with emerging alternative economic models for delivery, such as offshore development; (vii) integrate acquired businesses; (viii) grow new areas of its business, such as business intelligence and customer analytics; and (ix) identify and successfully offer the solutions that clients demand; as well as other factors discussed from time to time in our SEC filings.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to Inforte on the date thereof, and Inforte assumes no obligation to update any forward-looking statements.

About Inforte Corp.
Inforte helps companies acquire, develop and retain profitable customers with a unique combination of strategic, analytic and technology deployment services. Our approach enables clients to improve their understanding of customer behavior; successfully apply this insight to customer interactions; and continually analyze and fine-tune their strategies and tactics. Founded in 1993, Inforte is headquartered in Chicago with offices in Atlanta; Dallas; Delhi, India; Hamburg, Germany; London; Los Angeles; San Francisco; and Washington, D.C. For more information, call 800.340.0200 or visit www.inforte.com.

CONTACT: kelly.richards@inforte.com, or ir@inforte.com.

Visit http://www.inforte.com/investor/ to access the January 31, 2007, Investor Conference Call web cast, which begins at 4:30 p.m. Eastern.

CONSOLIDATED STATEMENTS OF OPERATIONS
(000‘s, except per share data)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2005	2006	2005	2006
	(Unaudited)	(Unaudited)
Revenues:
Revenue before reimbursements (net revenue)	$9,558	$9,971	$37,718	$39,749
Reimbursements	1,017	730	3,929	3,577

Total revenues	10,575	10,701	41,647	43,326
Cost of services:
Project personnel and related expenses	5,493	6,328	21,760	23,166
Reimbursed expenses	1,017	730	3,929	3,577

Total cost of services	6,510	7,058	25,689	26,743

Gross profit	4,065	3,643	15,958	16,583
Other operating expenses:
Sales and marketing	648	762	2,590	2,629
Recruiting, retention and training	315	550	1,100	1,970
Management and administrative	2,773	2,555	12,155	11,195

Total other operating expenses	3,736	3,867	15,845	15,794

Operating income (loss)	329	(224)	113	789
Provision for loss on note receivable
to affiliate	--	(2,201)	--	(2,201)
Loss on investment in affiliate	(67)	(1,631)	(143)	(1,857)
Interest income, net and other	247	427	918	1,465

Income (loss) before income tax	509	(3,629)	888	(1,804)
Income tax expense	202	982	352	1,756

Net income (loss)	$307	$(4,611)	$536	$(3,560)

Earnings (loss) per share:
-Basic	$0.03	($ 0.40)	$0.05	($ 0.31)
-Diluted	$0.03	($ 0.40)	$0.05	($ 0.31)
Weighted average common shares outstanding:
-Basic	11,260	11,419	11,222	11,369
-Diluted	11,477	11,419	11,504	11,369
Expenses as a percentage of net revenue
Project personnel and related expenses	57.5%	63.5%	57.7%	58.3%
Sales and marketing	6.8%	7.6%	6.9%	6.6%
Recruiting, retention, and training	3.3%	5.5%	2.9%	5.0%
Management and administrative	29.0%	25.6%	32.2%	28.2%
Income tax rate	39.6%	-27.1%	39.6%	-97.3%
Margins
Gross income	42.5%	36.5%	42.3%	41.7%
Operating income	3.4%	-2.2%	0.3%	2.0%
Pretax income	5.3%	-36.4%	2.4%	-4.5%
Net income	3.2%	-46.2%	1.4%	-9.0%
Year-over-year change
Net revenue		4%		5%
Gross income		-10%		4%
Operating income (loss)		-168%		600%
Pretax income (loss)		-812%		-303%
Net income		-1,598%		-763%
Diluted EPS		-1,433%		-720%

NON-GAAP SUPPLEMENTAL INFORMATION (UNAUDITED) (1)(2)
STATEMENTS OF OPERATIONS
(000‘s, except per share data)

	THREE MONTHS ENDED DECEMBER 31, 2005	THREE MONTHS ENDED DECEMBER 31, 2006	TWELVE MONTHS ENDED DECEMBER 31, 2005	TWELVE MONTHS ENDED DECEMBER 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating income (loss)	329	(224)	113	789
Tender offer related charges	--	--	1,316	--

Non-GAAP operating income (loss)	329	(224)	1,429	789
Reserve on note to affiliate	--	(2,201)	--	(2,201)
Loss on investment in affiliate	(67)	(1,631)	(143)	(1,857)
Interest income, net and other	247	427	918	1,465
Reserve on note to affiliate	--	2,201	--	2,201
Write-off of investment in affiliate	--	1,566	--	1,566

Non-GAAP income before income tax	509	138	2,204	1,963
Non-GAAP income tax expense,
excluding tax effect of
tender offer costs	202	--	873	--
Non-GAAP income tax expense,
excluding tax valuation
allowances, and write-offs
related to affiliate	--	58	--	832

Non-GAAP net income	$307	$80	$1,331	$1,131
Non-GAAP earnings per share:
-Basic	$0.03	$0.01	$0.12	$0.10
-Diluted	$0.03	$0.01	$0.12	$0.10
Weighted average common shares
outstanding:
-Basic	11,260	11,419	11,222	11,370
-Diluted	11,477	11,751	11,504	11,838
Non-GAAP margins as a percentage
of net revenue:
Pretax income	5.3%	1.4%	5.8%	4.9%
Net income	3.2%	0.8%	3.5%	2.8%

(1)	The non-GAAP supplemental information shows results excluding the impact of the capital restructuring in the first quarter of 2005. The total expense of $1,316 included: (i)$848 for charges related to the exchange of stock options for cash; (ii) $378 for common stock grants to employees who had chosen not to exercise options prior to the one-time cash distribution; and (iii) $90 for professional services. Of the total expense of $1,316, $292 was charged to Project personnel and related expenses, $119 was charged to sales and marketing, $8 was charged to recruiting, retention and training and $897 was charged to the management and administrative line of the Consolidated Statement of Operations. The non-GAAP supplemental information excludes the tax effect of the above mentioned items. The non-GAAP results are provided in order to enhance the user’s overall understanding of the company’s current and future financial performance by excluding certain items that management believes are not indicative of its core operating results and by providing results that provide a more consistent basis for comparison between quarters. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

(2)	The non-GAAP supplemental information shows results excluding the impact of non-operating losses from Provansis LLC, an unconsolidated subsidiary, in the fourth quarter of 2006. The total non-operating loss of $3,767 included: (i) $2,201 for a provision for loss on a note receivable from Provansis LLC; (ii) $1,416 for loss associated with a write-off of an intangible asset on Provansis LLC’s books; and (iii) $150 for a write-off of the remaining investment balance in Provansis LLC on Inforte’s Balance Sheet. The non-GAAP supplemental information excludes the tax effect of the above mentioned items. The non-GAAP results are provided in order to enhance the user’s overall understanding of the company’s current and future financial performance by excluding certain items that management believes are not indicative of its core operating results and by providing results that provide a more consistent basis for comparison between quarters. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

(3)	The non-GAAP supplemental information shows results excluding the impact of tax valuation allowances against the deferred tax assets related to foreign tax credits and deferred tax assets related to the provision for loss on the note receivable from Provansis LLC. The total tax valuation allowance of $1,968 included:(i) $1,126 against unrealizable foreign tax credits based on current projections; and (ii) $842 against the deferred tax assets generated by the loss associated with the note receivable to Provansis LLC. The non-GAAP supplemental information excludes the tax effect of the above mentioned items. The non-GAAP results are provided in order to enhance the user’s overall understanding of the company’s current and future financial performance by excluding certain items that management believes are not indicative of its core operating results and by providing results that provide a more consistent basis for comparison between quarters. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

INFORTE CORP.
CONSOLIDATED BALANCE SHEETS
(000‘s)

	DEC 31, 2005	MAR 31, 2006	JUNE 30, 2006	SEPT 30, 2006	DEC 31, 2006
		(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,353	$12,217	$10,569	$13,583	$15,100
Short-term marketable securities	22,591	17,844	19,266	16,037	15,070
Accounts receivable	8,460	8,078	7,683	7,453	7,554
Allowance for doubtful accounts	(400)	(400)	(400)	(400)	(400)

Accounts receivable, net	8,060	7,678	7,283	7,053	7,154
Note receivable from affiliate	684	1,122	1,537	1,784	--
Prepaid expenses and other current assets	1,023	1,211	1,147	895	780
Interest receivable on investment securities	199	164	133	125	103
Deferred income taxes	484	371	351	371	388
Income taxes recoverable	124	124	13	--	--

Total current assets	43,518	40,731	40,299	39,848	38,595
Computers, purchased software and property	1,862	1,865	2,303	2,324	2,524
Less accumulated depreciation and amortization	881	805	893	955	1,141

Computers, purchased software and property, net	981	1,060	1,410	1,369	1,383
Long-term marketable securities	--	--	--	--	--
Intangible assets	42	27	14	7	--
Goodwill	15,238	15,238	15,126	15,118	15,182
Deferred income taxes	2,758	2,754	2,748	2,786	1,891
Investment in affiliate	1,857	1,783	1,721	1,631	--

Total assets	$64,394	$61,593	$61,318	$60,759	$57,051

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$357	$406	$1,152	$458	$451
Income taxes payable	920	992	306	320	289
Accrued expenses	3,595	3,850	3,195	3,349	3,643
Accrued loss on disposal of leased property	845	635	486	408	353
Current portion of deferred acquisition payment	3,650	500	500	500	500
Deferred revenue	1,679	1,456	1,197	944	1,142

Total current liabilities	11,046	7,839	6,836	5,979	6,378
Non current liabilities:
Non-current portion of deferred acquisition payment	1,500	1,500	1,500	1,000	1,000
Stockholders' equity:
Common stock, $0.001 par value
authorized- 50,000,000 shares; issued and
outstanding (net of treasury stock)- 11,829,091 as
of Dec. 31, 2006	13	12	12	12	12
Additional paid-in capital	75,469	75,461	75,487	75,795	75,888
Cost of common stock in treasury (2,720,823 shares as
of Dec. 31, 2006)	(24,997)	(24,997)	(24,997)	(24,997)	(24,997)
Retained earnings	1,307	1,636	2,056	2,358	(2,253)
Accumulated other comprehensive income	56	142	424	612	1,023

Total stockholders' equity	51,848	52,254	52,982	53,780	49,673

Total liabilities and stockholders' equity	$64,394	$61,593	$61,318	$60,759	$57,051

Total cash and marketable securities	$32,944	$30,061	$29,835	$29,620	$30,170

INFORTE CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(000‘s)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2005	2006	2005	2006
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income (loss)	$307	$(4,611)	$536	$(3,560)
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	253	195	1,232	893
Loss on investment in affiliate	67	1,631	143	1,857
Reserve on note to affiliate	--	2,201	--	2,201
Stock-based compensation	254	161	1,084	358
Deferred income taxes	(528)	877	(297)	931
Changes in operating assets and liabilities
Accounts receivable	197	(101)	(909)	906
Prepaid expenses and other current assets	38	76	30	177
Unbilled revenue	--	--	463	--
Accounts payable	(309)	6	(730)	84
Income taxes	655	(169)	512	(475)
Accrued expenses and other current assets	322	245	(202)	(438)
Deferred revenue	595	198	12	(537)

Net cash provided by operating activities	1,851	709	1,874	2,397
Cash flows from investing activities
Acquisitions, net of cash	--	--	(5,327)	(3,542)
Note receivable from affiliate	(245)	(355)	(670)	(1,356)
Investment in affiliate	--	--	(2,000)	--
Decrease in marketable securities	(3,153)	1,124	13,562	7,593
Purchases of property and equipment	(143)	(256)	(421)	(1,218)

Net cash provided by (used in) investing activities	(3,541)	513	5,144	1,477
Cash flows from financing activities
Proceeds from stock option and purchase plans	31	--	233	--
Dividends	--	--	(17,375)	--

Net cash provided by (used in) financing activities	31	--	(17,142)	--

Effect of changes in exchange rates on cash	(95)	295	(340)	873
Increase (decrease) in cash and cash equivalents	(1,754)	1,517	(10,464)	4,747
Cash and cash equivalents, beg. of period	12,107	13,583	20,817	10,353

Cash and cash equivalents, end of period	$10,353	$15,100	$10,353	$15,100